                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                    |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:
   |X| Preliminary Proxy Statement

                                | | Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))

     | | Definitive Proxy Statement
     | | Definitive Additional Materials
     | | Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Conversion Technologies International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
   |X|     No fee required.
   | |     Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
           0-11.

   (1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     | | Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                  CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                             3452 Lake Lynda Drive
                                   Suite 280
                             Orlando, Florida 32817

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Conversion Technologies International, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817 on Wednesday, November 19, 1997, at 10:00 a.m. (local time) for the following purposes:

     1. to elect directors of the Company to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

     2. to consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 40,000,000 shares (see the Company's Proxy Statement for important information concerning (i) agreements by certain shareholders to vote FOR this proposal and (ii) consequences to the Company if this proposal is not adopted);

     3. to consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Plan") to increase the maximum number of shares of Common Stock available for issuance from 100,000 to 250,000 shares;

     4. to ratify the selection of Ernst & Young LLP as auditors for the Company for the fiscal year ending June 30, 1998; and

     5. to transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on October 24, 1997, are entitled to notice of and to vote at the Meeting.

                                             By Order of the Board of Directors,
                                             William L. Amt President
                                             and Chief Executive Officer

Orlando, Florida
November 5, 1997

IT IS  IMPORTANT  THAT YOUR  SHARES  BE  REPRESENTED  AND VOTED AT THE  MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                                     PRELIMINARY PROXY STATEMENT


                  CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                             3452 Lake Lynda Drive
                                   Suite 280
                             Orlando, Florida 32817

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 19, 1997


     This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Conversion Technologies International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") of the Company, to be held on November 19, 1997 at 10:00 a.m. (local time) at the offices of the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida and at any adjournments thereof.

                            SOLICITATION OF PROXIES

     All shares represented by duly executed proxies in the form enclosed herewith that are received by the Company prior to the Meeting will be voted at the Meeting as instructed in such proxies. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees, and there are boxes to vote for or against or to abstain on each proposal described in this Proxy Statement. If no instructions are given, the shares represented by the proxies will be voted (i) FOR the eight nominees named herein as directors of the Company, (ii) FOR the proposal to amend the Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 shares to 40,000,000; (iii) FOR the proposal to amend the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Stock Option Plan for Non-Employee Directors") to increase the maximum number of shares of Common Stock available for issuance from 100,000 to 250,000 shares; (iv) FOR the ratification of the appointment of Ernst & Young LLP as auditors for the fiscal year ending June 30, 1998, and (v) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

     A stockholder may revoke a previously executed proxy at any time prior to its exercise by (i) delivering a later-dated proxy, (ii) giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person. If a stockholder does not intend to attend the Meeting, any proxy or notice should be returned to the Company for receipt by the Company not later than the close of business on Friday, November 14, 1997.

     A copy of the Company's Annual Report on Form 10-KSB containing financial statements for the fiscal year ended June 30, 1997 (sometimes referred to herein as "Fiscal Year 1997"), is enclosed herewith. This Proxy Statement and the form of proxy enclosed herewith were first mailed to stockholders on or about
November 5, 1997. The mailing address of the Company's principal executive offices is 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817.

     The Board does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. If other matters properly come before the Meeting, however, the persons named in the accompanying proxy (each of whom is an officer of the Company) intend to vote thereon in accordance with their judgment.

                        RECORD DATE, OUTSTANDING VOTING
                         SECURITIES AND VOTES REQUIRED

     The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on October 24, 1997 (the "Record Date"). The Company has two classes of voting securities outstanding: Common Stock, $0.00025 par value (the "Common Stock"), and Series A Convertible Preferred Stock, par value $0.001, stated value $10.00 (sometimes referred to herein as the "Convertible Preferred Stock"). Each holder of the Common Stock on the Record Date is entitled to cast one vote per share held at the Meeting. The holders of the Convertible Preferred Stock are entitled to vote together with the holders of the Common Stock and are entitled to the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock as of the Record Date. At the Record Date, each share of Convertible Preferred Stock was convertible into eight shares of Common Stock. As of the Record Date, 5,539,745 shares of Common Stock were outstanding and 414,500 shares of Convertible Preferred Stock were outstanding. Accordingly, the holders of the shares of Common Stock and Preferred Stock on the Record Date will be entitled to cast a total of 8,855,745 votes. There are no cumulative voting rights.

     Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. The affirmative vote of the holders of a majority of the shares entitled to vote and present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company and for the approval of each proposal described in this Proxy Statement. Broker non-votes will not be counted as present at the Meeting. Abstentions will be counted as present and, accordingly, will have the effect of a negate vote.

                             ELECTION OF DIRECTORS

     At the Meeting, eight persons will be elected to serve as directors until the Company's next Annual Meeting of Stockholders and until their successors have been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and By-Laws. The following persons have been nominated and, if elected, have consented to serve as directors of the Company. All nominees are presently members of the Board. Information about each such nominee is set forth below.

     William L. Amt, 56, joined the Company in August 1997 as President and Chief Executive Officer and was appointed to the Board in September 1997. Prior to joining the Company, Mr. Amt was the President and Chief Executive Officer of Octagon, a publicly-held company providing radiological control and operations and maintenance services to utilities and governmental agencies. From 1991 until joining Octagon in November 1993, Mr. Amt was both the Vice President International and the Vice President of the Chemicals Business Unit for Ford Bacon & Davis, Incorporated, a multinational engineering and consulting firm serving the chemical and hydrocarbon industry. From 1988 to 1991, Mr. Amt was Director of Marketing and Business Development Manager for Simons Eastern Consultants, Inc., a major international design and engineering firm. Mr. Amt is a registered professional engineer and holds a B.S. Degree from Purdue University.

     Eckardt C. Beck, 54, has been a director of the Company since February 1995, Chairman of the Board since February 1997, and served as Acting President and Chief Executive Officer from June to August 1997. Mr. Beck served as the Chairman and Chief Executive Officer of Air & Water Technologies Corporation from October 1987 through June 1994 and as a director from June 1990 through November 1994. Mr. Beck has served as Chairman and Chief Executive Officer of other environmental technologies companies prior to 1987. Mr. Beck also served as the Assistant Administrator of the United States Environmental Protection Agency in charge of the national water and waste programs and as the Regional Administrator of EPA Region 2.

     Douglas M. Costle, 58, was appointed to the Company's Board of Directors in October 1997. Mr. Costle has been a director of Niagara Mohawk Power Corporation, a publicly held utility company, from January 1991 through present. Mr. Costle is currently a director of several privately held technology companies and is an Independent Trustee of John Hancock Mutual Funds. Mr. Costle served as Dean of Vermont Law School from 1987 to 1992 and is a former Administrator of the U.S. Environmental Protection Agency.

     Stephen D. Fish, 51, was appointed to the Company's Board of Directors in October 1997. Mr. Fish has been President of Fish Enterprises, a privately held real estate development and management company, from 1970 through present. Mr. Fish also serves on the Advisory Board of Fleet Bank of Connecticut.

     Peter H. Gardner, 31, has been a director of the Company since October 1995. Mr. Gardner is an Investment Officer at Technology Funding Inc., the Managing General Partner of two investment funds which are stockholders of and consultants to the Company. See "Security Ownership of Certain Beneficial Owners, Directors and Management" and "Certain Relationships and Related Transactions." Mr. Gardner joined Technology Funding Inc. in July 1994. Mr. Gardner held the position of Project Leader and Project Scientist at Roy F. Weston, Inc., an environmental engineering firm, from June 1990 through August 1993.

     Scott A. Katzmann, 41, has been a director of the Company since October 1994. Mr. Katzmann is a Managing Director and the Head of Capital Markets at Paramount Capital, Inc. Prior to joining Paramount Capital Inc. in March 1993, Mr. Katzmann spent over 10 years with

The First Boston Corporation, where he specialized in early stage venture capital financings, leveraged acquisition financings, investment partnerships, oil and gas transactions, expansion capital financings and project financings. Prior to that, he was an Investment Officer in the Investment Department of Aetna Life & Casualty, where he specialized in private placements.

     Alexander P. Haig, 45, has been a director of the Company since May 1996. Since February 1996, Mr. Haig has been President and Chief Operating Officer of Sky Station International Inc., a telecommunications company. Mr. Haig has served since 1988 as a principal and legal counsel to Worldwide Associates, Inc., a business adviser to both U.S. and foreign countries for marketing and sales activities. Prior to 1988, Mr. Haig was an attorney in private practice.

     Irwin M. Rosenthal, 68, was appointed as a director of the Company in May 1996. Mr. Rosenthal is an attorney and since 1960 has specialized in securities law. He is currently a senior partner at Rubin Baum Levin Constant & Friedman. From January 1990 to November 1991, Mr. Rosenthal was a senior partner at Baer, Marks and Upham and prior thereto he was an attorney at various other law firms. Mr. Rosenthal serves as Secretary and as a director of Magar Inc., a private investment firm, of which he is a principal stockholder. He is also a director of Magna-Lab, Inc., a publicly-traded medical technology company, Symbollon Corporation, a publicly-traded chemical and medical technology company, Life Medical Sciences, Inc., a public-traded medical technology company, and Echocath, Inc., a public-traded medical technology company, and is a general partner of Alliance which is a partnership which invests in companies and may take on a management role in such companies.

     The Board of Directors recommends that Stockholders vote FOR each of the nominees for Board of Directors.

Meetings of the Board and Committees
------------------------------------

     During the Fiscal Year 1997, the Board met nine times and acted by written consent in lieu of a meeting one time. Of the incumbent directors of the Board, Alexander P. Haig and Irwin M. Rosenthal each attended less than 75% of the meetings of the Board held during Fiscal Year 1997. The Board of Directors has established four committees -- the Audit Committee, the Compensation Committee, the Fairness Committee and the Nominating Committee. The Executive Committee, which ceased to exist by Board action as of September 29, 1997, formerly had all of the powers of the Board, subject to limitations provided by the Delaware General Corporation Law, and was comprised of Harvey Goldman, Scott A. Katzmann and, after August 1996, Eckardt C. Beck and Peter H. Gardner. The Audit Committee was comprised of Mr. Gardner and Mr. Katzmann during Fiscal Year 1997. The Audit Committee oversees the activities of the Company's independent auditors and reviews the Company's internal accounting procedures and controls. The Compensation Committee was comprised of Mr. Gardner and Mr. Katzmann during Fiscal Year 1997. The Compensation Committee makes recommendations to the Board with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option and incentive plans. The Nominating Committee makes recommendations to the Board with respect to candidates to fill vacancies on the Board, recommends an appropriate slate of candidates for election each year, and reviews senior officer candidates. Stockholders wishing to nominate director candidates for consideration may do so by writing to the Nomination Committee at the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817. The Fairness Committee makes recommendations to the Board with respect to transactions involving related parties, oversees trading and SEC compliance procedures and addresses corporate governance issues.

     During Fiscal Year 1997, the Compensation Committee did not meet, but acted by written consent four times; the Executive Committee met twice and acted once by written consent; and the Audit Committee met twice. The Fairness Committee and the Nominating Committee were not formed until after Fiscal Year 1997. In October 1997, the members of the Company's committees were reconstituted as follows: Audit Committee - Irwin M. Rosenthal and Douglas M. Costle; Compensation Committee - Peter H. Gardner and Scott Katzmann; Fairness Committee
- Alexander P. Haig and Stephen D. Fish; and Nominating Committee - Scott A. Katzmann and Peter H. Gardner.

                               EXECUTIVE OFFICERS

     The following table sets forth the current executive officers of the Company. See "Election of Directors" for a description of the business experience of Mr. Amt.

Name                       Age      Position
----                       ---      --------

William L. Amt             56       President and Chief Executive Officer
Jack D. Hays, Jr.          58       Executive Vice President - Operations and
                                    Marketing and Secretary
Richard H. Hughes          54       Vice President - Sales and Marketing
Robert Dejaiffe            60       Vice President - Technology


     Jack D. Hays, Jr. joined the Company in July 1997 as Executive Vice President-Operations and Marketing and Secretary. Prior to joining the Company, Mr. Hays was a consultant to Octagon. From July 1993 through June 1996, Mr. Hays was a National Account Executive with the firm of Brown & Root, Inc., an engineering, construction and environmental consulting firm. From February 1992 through March 1993, Mr. Hays was Executive Vice President of Ford, Bacon & Davis, an engineering and construction consulting firm. Prior to joining Ford, Bacon & Davis, Mr. Hays was with PPG Industries, Inc., where he had over 30 years of experience in various operating and management positions. Mr. Hays also performed consulting services for various entities throughout his career. Mr. Hays received a B.S. and M.S. in Chemical Engineering from Louisiana State University and a M.B.A. from the University of Pittsburgh.

     Richard H. Hughes joined the Company in July 1997 as Vice President-Sales and Marketing. Mr. Hughes was a consultant to Octagon. From December 1995 through March

1997, Mr. Hughes acted as a consultant on various marketing projects for companies in the Chemical processing industry from October 1990 through December 1995, Mr. Hughes was Vice President Sales and Marketing with ISE Chemical Company, a division of Mitsubishi Industries. Mr. Hughes received his B.S. in Chemistry and Mathematics from the University of Charleston.

     Robert Dejaiffe is the Company's Vice President - Technology and has been Vice President and Technical Director of the Company's wholly-owned subsidiary, Dunkirk International Glass and Ceramics Corporation ("Dunkirk"), since joining Dunkirk in July 1992. His career started as an engineer with Corning Incorporated where he was responsible for the design and construction of several specialty glass furnaces. Mr. Dejaiffe then became Manager of Research and Development for the 48 Insulation Division of Foster Wheeler Corporation, where he developed a new electric furnace design and worked with high temperature industrial insulations using reduced glass. From 1981 to 1989, he was at Potters Industries as Manager of Advanced Technology and Manager of Process Development Engineering, and from October 1989 until joining the Company, he managed a research and testing facility at Penn State University. He holds several patents on glass composites, furnace accessories and refractory treatments. Mr. Dejaiffe received his B.S. in Ceramics Engineering from Penn State University and M.B.A. from Syracuse University.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock and Convertible Preferred Stock as of September 30, 1997 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock or Convertible Preferred Stock of the Company, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers (defined herein), and (iv) all directors and executive officers of the Company as a group. Holders of the Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock are convertible, and are entitled to vote together with the holders of the Common Stock. Accordingly, the information in the table below reflects ownership by the above individuals of each of the Company's Common Stock assuming the conversion of all outstanding shares of Convertible Preferred Stock, and the Convertible Preferred Stock separately. At September 30, 1997 each share of Convertible Preferred Stock was convertible into eight shares of Common Stock.

                                                                     Percentage
                                        Number of                       of
                                          Shares                     Convertible
                                       Beneficially  Percentage of   Preferred
Name of Beneficial Owner (1)              Owned(2)   Voting Power(3) Stock(4)
----------------------------           ------------  --------------- -----------


Eckardt C. Beck (5)....................   165,171           1.9           2.4
William L. Amt (6).....................    60,000             *             -
Peter H. Gardner (7)...................   743,486           8.2           7.6
Alexander P. Haig (8)..................     9,992             *             -
Scott A. Katzmann (9)..................    46,950             *             -
Douglas M. Costle .....................         -             *             -
Stephen D. Fish........................   160,000           1.8           4.8
Irwin M. Rosenthal (10)................     5,121             *             -
Jack D. Hays, Jr. (11).................    20,000             *             -
Richard H. Hughes (12).................    15,000             *             -
Technology Funding Venture Partners
  V, An Aggressive Growth Fund,
  L.P. (13)............................   743,486           8.2           7.6
All officers and directors as a
  group(11 persons) (14)............... 1,236,785          14.0          14.8
Harvey Goldman (15)....................   185,964           2.1             -
Perry A. Pappas (16)...................    66,923             *             -
The Aries Trust .......................   528,000           6.0          15.9
Aries Domestic Fund, L.P. .............   272,000           3.1           8.2
Porter Partners, L.P. .................   320,000           3.6           9.7
P.A.W. Offshore Fund, Ltd. ............   400,000           4.5          12.1
J.F. Shea Co., Inc. a Nominee 1977-44..   240,000           2.7           7.2
Pequot Scot Fund, LP ..................   180,000           2.0           5.4


-----------

*     Less than one percent.

(1) Unless otherwise indicated and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder. Unless otherwise indicated, the address of each stockholder is c/o Conversion Technologies International, Inc., 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817.

(2) The number of shares beneficially owned by each person named in the table consists of the number of shares held by each individual of (i) the Company's Common Stock; (ii) the Company's Preferred Stock, as converted into Common Stock; and (iii) Common Stock subject to options and warrants that are presently exercisable or exercisable within 60 days of September 30, 1997.

(3) Applicable percentage of voting power is based on the 8,855,745 shares of Common Stock entitled to vote at the Meeting. That number is comprised of 5,539,745 outstanding shares of Common Stock and 3,316,000 shares of Common Stock issuable upon conversion of 414,500 outstanding shares of Convertible Preferred Stock. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4) Applicable percentage of ownership is based on 3,316,000 shares of Common Stock issuable upon conversion of the 414,500 shares of Convertible Preferred Stock outstanding as of September 30, 1997.

(5) Includes currently exercisable options to purchase 61,338 shares of Common Stock. Also includes options to purchase 10,000 shares of Common Stock which are exercisable within 60 days. Excludes options to purchase 240,000 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is 6345 NW 26th Terrace, Boca Raton, Florida 33496.

(6) Includes currently exercisable options to purchase 60,000 shares of Common Stock. Excludes options to purchase 240,000 shares of Common Stock which are not exercisable within 60 days.

(7) Includes securities beneficially owned by Technology Funding Partners III, L.P. ("TFP III") and Technology Funding Partners V, An Aggressive Growth Fund, L.P. ("TFVP V") (as detailed in footnote 13 to this table). Mr. Gardner is an Investment Officer at Technology Funding, Inc. ("TFI") and the Managing General Partner of TFP III and TFVP V. Mr. Gardner disclaims beneficial ownership of all securities of the Company owned by TFP III and TFVP V. Includes currently exercisable options to purchase 11,338 shares of Common Stock. Excludes options to purchase 20,000 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is c/o Technology Funding Inc., 2000 Alameda de las Pulgas, San Mateo, California 94403.

(8) Includes currently exercisable options to purchase 121 shares of Common Stock. Also includes options to purchase 5,000 shares of Common Stock which are exercisable within 60 days.

(9) Includes currently exercisable options and warrants to purchase 24,771 shares of Common Stock and 12,179 Escrow Shares beneficially owned by Scott
     A. Katzmann. Also includes options to purchase 10,000 shares of Common Stock which are exercisable within 60 days. Excludes options to purchase 20,000 shares of Common Stock which are not exercisable within 60 days.

(10) Includes currently exercisable options to purchase 121 shares of Common Stock. Also includes options to purchase 5,000 shares of Common Stock which are exercisable within 60 days.

(11) Includes currently exercisable options to purchase 20,000 shares of Common Stock. Excludes options to purchase 80,000 shares of Common Stock which are not exercisable within 60 days.

(12) Includes currently exercisable options to purchase 15,000 shares of Common Stock. Excludes options to purchase 60,000 shares of Common Stock which are not exercisable within 60 days.

(13) Includes (i) 207,547 shares of Common Stock, (ii) 7,875 shares of Convertible Preferred Stock, (iii) warrants, exercisable within 60 days, to purchase 84,027 shares of Common Stock, (iv) 69,180 shares of Common Stock and 23,625 shares of Convertible Preferred Stock held by TFP III and (v) warrants, exercisable within 60 days, to purchase 119,384 shares of Common Stock held by TFP III. Includes currently exercisable options issued to Peter Gardner to purchase 11,338 shares of Common Stock. Excludes options issued to Peter Gardner to purchase 20,000 shares of Common Stock which are not exercisable within 60 days. Excludes warrants to purchase (i) 2,104 shares of Common Stock held by TFVP V and (ii) 680 shares of Common Stock held by TFP III, in each case, which are not exercisable within 60 days.

(14) Calculation does not include securities held by Mr. Goldman or Mr. Pappas who are no longer directors or officers of the Company.

(15) Includes currently exercisable warrants to purchase 5,239 shares of Common Stock. Mr. Goldman is no longer an officer or director of the Company. (See "Certain Relationships and Related Transactions Consulting Agreements").

(16) Includes currently exercisable options to purchase 56,923 shares of Common Stock. Mr. Pappas is no longer an officer of the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements
---------------------

     The Company has entered into employment agreements with William L. Amt, who became President and Chief Executive Officer in August 1997, Jack D, Hays, Jr., who became Executive Vice President - Operations and Marketing and Secretary of the Company in July 1997, and Richard H. Hughes, who also became Vice President
- Sales and Marketing of the Company in July 1997. See "MANAGEMENT - Employment Agreements."

Consulting Agreements
---------------------

     In March 1995, the Company entered into a Consulting Agreement with Eckardt
C. Beck.  The  Consulting  Agreement  was amended in February  and August  1997.
Pursuant to the Consulting Agreement, Mr. Beck has agreed to, among other things, assist the Company in strategic planning, business development, investor relations, fund raising and such other activities as shall be reasonably requested by the Board and within Mr. Beck's areas of expertise. Mr. Beck will receive a monthly consulting fee of $8,000 pursuant to the Consulting Agreement until its expiration in August 2000.

     In May 1995, the Company entered into a consulting agreement with TFP III and TFP V (the "TFI Consulting Agreement"). Pursuant to the TFI Consulting Agreement, the consultants agreed to, among other things, introduce the Company to strategic partners and potential customers, provide strategic marketing advice, identify complementary technologies with strategic synergies, and identify and assist in procuring appropriate media channels for the Company's products. As compensation for their services, the consultants received warrants which were amended in May 1996 to become warrants to purchase 69,177 shares of the Company's common stock, at an exercise price of $5.28 per share. Peter H. Gardner, a director of the Company, is an Investment Officer at TFI, the Managing General Partner of TFP III and TFVP V, and serves as TFI's designee on the Board of Directors.

     In July 1995, the Company entered into a Project Development Assistance Agreement with TFI (the "TFI Assistance Agreement"). Pursuant to the TFI Assistance Agreement, certain designated principals of TFI will, among other things, assist the Company in project development efforts both in the United States and abroad by identifying potential strategic partners, assisting in obtaining regulatory approvals and providing regulatory guidance and otherwise facilitating project development activities. The Company will pay to TFI or its designees a success fee of $75,000 for completed projects and a fee of 7% on any funds invested in the Company by a strategic partner introduced by TFI (together with warrants to purchase that number of shares of Common Stock of the Company as is equal to 5% of the amount invested divided by the Common Stock share purchase price, at an exercise price equal to 110% of such purchase price). The term of the TFI Assistance Agreement is one year, subject to renewal, cancelable by either party upon 30 days' prior written notice.

     In June 1997, the Company entered into a Consulting Agreement with Harvey Goldman, former Vice-Chairman, President and Chief Executive Officer of the Company, which terminates his prior employment agreement with the Company and contains mutual releases for claims under such prior agreement. Pursuant to the Consulting Agreement, Mr. Goldman has agreed to, among other things, assist the Company in project development, strategic planning and such other activities as shall be reasonably requested by the Board of Directors and within Mr. Goldman's areas of expertise. Mr. Goldman is entitled to receive a monthly consulting fee of $10,000 per month for nine months terminating with the final payment due in June 1998.

Series A Convertible Preferred Stock
------------------------------------

     On September 5, 1997, the Company closed on the second tranch of a private placement of the Company's Convertible Preferred Stock. The placement agent for the private placement (the "Placement Agent") has received an aggregate placement fee to date of $373,050, which represents 9% of the aggregate gross proceeds, and an expense allowance of $165,800 which represents 4% of the aggregate gross proceeds. In addition, upon the closing of the private placement, the Company will grant to the Placement Agent, and/or its designees, warrants to purchase Convertible Preferred Stock equal to 110% of the total number of shares of Convertible Preferred Stock sold in the Private Placement at an exercise price equal to 10% of the offering price of the Convertible Preferred Stock. The warrant(s) to be issued upon the closing of the private placement are exercisable for ten years commencing six months from the final closing of the private placement. The warrants contain certain antidilution and registration rights provisions. Scott A. Katzmann, a director of the Company, is a Managing Director of the Placement Agent.

Prior Preferred Stock Placement
-------------------------------

     Between August 1994 and May 1995, Paramount Capital, Inc. ("Paramount") acted as placement agent in connection with the private placement of a prior series of Preferred Stock (the "Old Preferred Shares"). Paramount received $632,250 in commissions and a non-accountable expense allowance of $281,000 in consideration of its services as placement agent. In addition, designees of
Paramount received, as additional compensation, warrants to purchase an aggregate of 281,000 Old Preferred Shares, at an exercise price of $2.75 per share, exercisable for a period of 10 years following the closing of the offering. Such warrants were amended and restated in May 1996 to be warrants to purchase 97,185 shares of Common Stock at an exercise price of $4.84 per share. In connection with this private placement, until November 1997, Paramount will be entitled to receive a fee of 13% on any investments received by the Company from investors or corporate partners (excluding project finance investors) that were introduced to the Company by Paramount. Scott A. Katzmann, a director of the Company, is a Managing Director of Paramount.

     Lindsay A. Rosenwald, M.D., is the President, Chairman and sole stockholder, and Peter Kash is a Managing Director, of Paramount. In connection with the private placement of Old Series A Shares, Dr. Rosenwald and Mr. Kash received warrants to purchase shares of Old Series A Shares, which currently represent warrants to purchase 34,353 and 4,788 shares of Common Stock, respectively.

Bridge Loans
------------

     In connection with a bridge financing in 1994 (the "1994 Financing"), designees of Paramount received warrants to purchase an aggregate of 7,307 shares of Common Stock with an initial per share exercise price equal to $13.55. Such warrants were amended and restated in May 1996 to become exercisable for 20,750 shares of Common Stock at an exercise price of $4.77 per share. Such warrants include warrants to purchase 10,374 shares of Common Stock issued to Dr. Rosenwald and warrants to purchase 4,671 shares of Common Stock issued to Mr. Kash.

     In September, October and November 1995, the Company borrowed an aggregate of $650,000 from stockholders of the Company or their affiliates for working capital. Of such amount, an aggregate of $250,000 was provided by TFP III and TFVP V, and an aggregate of $200,000 was provided by Aries Domestic Fund, L.P. and The Aries Trust (collectively, the "Aries Funds"), two funds for which Paramount Capital Asset Management, Inc. is the general partner and investment manager, respectively. Dr. Rosenwald is the President and sole stockholder of Paramount Capital Asset Management, Inc. The principal amount of such loans was exchanged in December 1995 for $650,000 principal amount of new notes and warrants to purchase 325,000 shares of Common Stock (which warrants were exchanged automatically on the closing of the Company's initial public offering ("IPO") for Redeemable Class A Warrants to purchase 325,000 shares of Common Stock). The notes received by such stockholders were repaid at the closing of the IPO.

     In March 1996, the Company borrowed an aggregate of $200,000 pursuant to promissory notes bearing interest at the rate of 10% per annum. Of such amount, Dr. Rosenwald provided $150,000, Scott A. Katzmann and Peter Kash each provided $18,750 and Harvey Goldman provided $12,500. Such notes were repaid at the closing of the IPO.

     In May 1996, the Company borrowed $200,000 from Dr. Rosenwald pursuant to promissory notes bearing interest at the rate of 10% per annum, which were repaid at the closing of the IPO.

     In July and August 1997, the Company borrowed an aggregate of $500,000 from the Aries Funds pursuant to a line of credit agreement (the "1997 Bridge Loan"). The 1997 Bridge Loan bears interest at the rate of 12% per annum and was repaid in August 1997. In connection with the 1997 Bridge Loan, the Company issued to the Aries Funds warrants to purchase an aggregate of 100,000 shares of Common Stock at a per share exercise price equal to $1 5/16. Such warrants expire July 21, 2002 and contain certain antidilution and registration rights provisions. In August 1997, the Aires Funds purchased 100,000 shares of Convertible Preferred Stock for $1,000,000.

Issuances of Securities to Executive Officers and Directors
-----------------------------------------------------------

     From the period from inception to December 1995, the Company granted options to purchase an aggregate of 48,891 shares of Common Stock to executive officers and directors of the Company with exercise prices ranging from $ 13.55 to $20.53 per share. Such options were repriced in May 1996 to $4.40 per share.

     In April 1996, the Company issued non-qualified stock options outside of the Employee Stock Option Plan, all of which are Escrow Options (defined herein), to Mr. Goldman, to purchase 50,000 shares of Common Stock. Such options have an exercise price of $4.40 per share and vest ratably over three years on an annual basis. Mr. Goldman was also granted options to purchase 40,000 shares of Common Stock in October 1996 at an exercise price of $4.40. All of Mr. Goldman's options have terminated.

     On July 1, 1996, each director received an option to purchase 121 shares of Common Stock pursuant to an automatic grant under the Company's Stock Option Plan for Non-Employee Directors. Such options have an exercise price of $5.00 per share and are fully vested.

     On October 11, 1996, Mr. Goldman and Mr. Pappas purchased 80,000 and 10,000 shares, respectively, of Common Stock for a purchase price of $.00025 per share, pursuant to restricted stock grant awards under the 1996 Employee Incentive Plan. Such shares vest in January 1998.

     On October 15, 1996, the Board of Directors granted options to its non-employee directors pursuant to the Stock Option Plan for Non-Employee
Directors to purchase an aggregate of 50,000 shares of Common Stock. Such options have an exercise price of $3.125 per share and are fully vested.

     On July 1, 1997, Messrs. Hays and Hughes were granted incentive stock options to purchase 100,000 and 75,000 shares of Common Stock, respectively. Messrs. Hays and Hughes' stock options have an exercise price of $1.675 per share. Twenty percent (20%) of such options vested upon issuance and twenty percent (20%) vest on the first, second, third and fourth anniversary of the date of issuance.

     On July 22, 1997, Messrs. Beck and Pappas were granted non-qualified stock options to purchase 300,000 and 20,000 shares, respectively, of Common Stock at an exercise price of $1.375. Mr. Beck's options vest twenty percent (20%) at issuance and twenty percent (20%) on the first, second, third and fourth anniversary of the date of issuance. Mr. Pappas' options were vested upon issuance.

     On August 1, 1997, Mr. Amt was granted a non-qualified stock option to purchase 300,000 shares of Common Stock at an exercise price of $1.375. Twenty percent (20%) vest on the first, second, third and fourth anniversary of the date of issuance.

     On August 29, 1997, Mr. Fish purchased 20,000 shares of Convertible Preferred Stock for $200,000, and on September 5, 1997, Mr. Beck purchased 10,000 shares of Convertible Preferred Stock for $100,000.

Board Designee and Other TFI Covenants
--------------------------------------

     The Company, TFP III and TFVP V entered into a Series A Preferred Stock Purchase Agreement in May 1995 with respect to the Old Preferred Shares. The agreement, as amended in December 1995, provides that the Company will (i) use its best efforts to nominate a designee of TFI to the Board of Directors and
(ii) sell shares of stock and grant options to employees, officers, directors and consultants only pursuant to Board approved plans and agreements containing three-year vesting provisions (except in the case of sales of stock or grants of options to new employees where the Board determines otherwise for valid business reasons). Such covenants terminate upon the earlier of (a) May 1999 and (b) such time as TFP III and TFVP V cease to hold approximately 18,270 shares of Common Stock in the aggregate. At September 30, 1997, TFP III and TFVP V collectively hold 276,727 shares of Common Stock, 31,500 shares of Convertible Preferred and warrants to purchase an additional 69,171 shares of Common Stock.

Escrow Securities
-----------------

     In connection with the IPO, 740,559 shares of Common Stock (the "Escrow Shares") and options to purchase an aggregate of 71,923 shares of Common Stock (the "Escrow Options"), of which options to purchase 50,000 shares of Common Stock have been canceled, were deposited into escrow by the holders thereof. The Escrow Shares include shares held by Harvey Goldman (100,725) and Scott A. Katzmann (12,179 shares). The Escrow Securities are not assignable or transferable. The holders thereof have the power to vote the Escrow Shares while such shares are held in escrow. Holders of any options in escrow may exercise their options prior to their release from escrow; however, the shares issuable upon any such exercise will continue to be held in escrow as Escrow Shares. The Escrow Securities will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions is/are met: (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings or charges which would result from the release of the Escrow Securities (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $4.7 million for the fiscal year ending June 30, 1998; (b) the Minimum Pretax Income amounts to at least $7.0 million for the fiscal year ending June 30, 1999; (c) the Minimum Pretax Income amounts to at least $9.3 million for the fiscal year ending June 30, 2000; (d) the Closing Price (as defined) of the Company Common Stock averages in excess of $11.25 per share for 60 consecutive business days during the 18-month period commencing on May 16, 1996; (e) the Closing Price of the Company Common Stock averages in excess of $15.00 per share for 60 consecutive business days during the 18-month period commencing 18 months from May 16, 1996; or (f) during the periods specified in (d) or (e) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (d) or (e), respectively, equals or exceeds the applicable levels set forth in (d) or (e), respectively.

     The Minimum Pretax Income amounts set forth above are those originally established at the time of the IPO. Such Minimum Pretax Income amounts will be increased as a result of the issuance of the Preferred Stock offered hereby.

     The Minimum Pretax Income amounts shall (i) be calculated exclusive of any extraordinary earnings or any charges to income resulting from release of the Escrow Securities and (ii) be increased proportionately, with certain limitations, in the event additional shares of the Common Stock or securities convertible into, exchangeable for or exercisable into the Common Stock are issued. The Closing Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Any money, securities, rights or property distributed in respect of the Escrow Securities, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Securities. If none of the applicable Minimum Pretax Income or Closing Price levels set forth above have been met by October 15, 2000, the Escrow Securities, as well as any dividends or other distributions made with respect thereto, will be canceled and contributed to the capital of the Company. The Company expects that the release of any Escrow Securities to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities.

     The Minimum Pretax Income and Closing Price levels set forth above were determined by negotiation between the Company and D.H. Blair Investment Banking Corp., the underwriter of the IPO, and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned by Eckardt C. Beck, the Company's Chairman who served as Acting Chief Executive Officer from June 1997 to August 1997, Harvey Goldman, the Company's former Vice-Chairman, President and Chief Executive Officer, and Perry A. Pappas, the Company's former Vice President and General Counsel (collectively, the "Named
Executive Officers") for services rendered in all capacities to the Company during the Company's fiscal years ended June 30, 1995, 1996 and 1997. No other executive officer of the Company received salary and bonus compensation in excess of $100,000 during Fiscal Year 1997. William L. Amt, the Company's current President and Chief Executive Officer and Jack D. Hays, Jr., the
Company's current Executive Vice President - Operations and Marketing and Secretary are not included below because their employment began after Fiscal Year 1997.


                           Summary Compensation Table

                                                                  Annual
                                                                Compensation              Long-Term Compensation
                                                                ------------              ----------------------

                                                                                      Restricted        Securities
                                                                                        Stock           Underlying
Name and Principal Position                                     Year    Salary($)      Awards($)       Options/SARs(#)
--------------------------------------------------------------  ----    ----------    ----------      ----------------

Eckardt C. Beck ..............................................   1997   $ 48,000(1)                      10,121(2)
Chairman and Acting President and Chief Executive Officer from   1996   $ 12,000                          1,217
June 1997 to August 1997 .....................................   1995

Harvey Goldman ...............................................   1997   $168,750(3)   $260,000(4)        40,000(5)
Former Vice - Chairman, President and Chief Executive Officer    1996   $180,000                         50,000(6)
                                                                 1995   $180,000

Perry A. Pappas ..............................................   1997   $119,790      $ 32,500(7)        15,000(8)
Former Vice President, General Counsel and Secretary             1996   $104,167                         21,923
                                                                 1995


                                      -15-

-----------

(1) Mr. Beck became Chairman in February 1997 and served as Acting President and Chief Executive Officer from June 1997 to August 1997. Compensation represents consulting fees pursuant to his Consulting Agreement with the Company. See "Certain Relationships and Related Transactions." Mr. Beck currently receives $8,000 per month under the Consulting Agreement.

(2) Granted in July and October 1996 pursuant to the Company's Non-Employee Director Stock Option Plan. All options vest one year from grant date.

(3) Mr. Goldman ceased being an officer of the Company in June 1997. He is currently a Consultant to the Company and receives $10,000 per month under such Consulting Agreement through June 1998. See "Certain Relationships and Related Transactions."

(4) Granted in October 1996 pursuant to the Company's Long-Term Employee Incentive Plan. The shares vest in January 1998 and had a market value of $130,000 on June 30, 1997. The shares are entitled to receive dividends if and when declared by the Company. Mr. Goldman does not hold any other restricted stock in the Company.

(5) Incentive Stock Options granted in October 1996 pursuant to the Company's Employee Stock Option Plan. The options have terminated.

(6) Non-qualified stock options granted in April 1996. The options have terminated.

(7) Granted in October 1996 pursuant to the Company's Long-Term Employee Incentive Plan. The shares vest in January 1998 and had a market value of $16,250 on June 30, 1997. The shares are entitled to receive dividends if and when declared by the Company. Mr. Pappas does not hold any other restricted stock in the Company.

(8) Incentive Stock Options granted in October 1996 pursuant to the Company's Employee Stock Option Plan. The options have an exercise price of $4.40 per share and are fully vested.

Option Grants in Fiscal Year 1997
---------------------------------

     The following table sets forth the number of individual stock option grants made to each Named Executive Officer during Fiscal Year 1997.

                            Number of    Percent of Total
                            Securities    Options/SARS
                            Underlying     Granted to       Exercise or
                           Options/SARs   Employees in      Base Price
          Name              Granted(#)    Fiscal Year(1)    ($/sh)       Expiration Date
-------------------------  ------------  ----------------   -----------  ---------------

Eckardt C. Beck..........      121(2)          *            $4.40            7/1/06
                            10,000(3)         5.1%          $5.00           10/15/06
Harvey Goldman...........   40,000(4)        20.5%          $4.40
Perry A. Pappas..........   15,000(5)         7.7%          $4.40            7/23/03

-----------

(1) The Company granted options to purchase an aggregate of 155,347 shares of Common Stock during Fiscal Year 1997.

(2) Granted on July 1, 1996 pursuant to the Company's Stock Option Plan for Non-Employee Directors. These options vested on July 1, 1997.

(3) Granted on October 15, 1996 pursuant to the Company's Stock Option Plan for Non-Employee Directors. These options vested on October 15, 1997.

(4) Non-qualified Options granted outside of the Company's Employee Stock Option Plan. Mr. Goldman's options have terminated.

(5) Incentive Stock Options granted pursuant to the Company's Employee Stock Option Plan. All options were vested in July 1997.


Aggregated Options/SAR Exercises in Last Fiscal Year and Year End Option Values
-------------------------------------------------------------------------------

     The following table sets forth the aggregate value of unexercised options to acquire shares of the Company's Common Stock by the Named Executive Officers exercised during Fiscal Year 1997. None of the Named Executive Officers exercised options during Fiscal year 1997.

                                                      Number of
                                                      Unexercised           Value of Unexercised In-the
                                                     Options at FY-            Money Options at FY-
                                                       End(#)                       End($)(1)
                                                 -------------------       ----------------------------

                                                     Exercisable/                 Exercisable/
                    Name                            Unexercisable                Unexercisable
-----------------------------------------        -------------------       ----------------------------

Eckardt C. Beck..........................            1,338/10,000                  $0/$0
Harvey Goldman...........................                0/0                       $0/$0
Perry A. Pappas..........................            7,308/29,615                  $0/$0


(1) Calculated based on the difference between the exercise price and the price of a share of the Company's Common Stock on June 30, 1997. As of June 30, 1997, the exercise prices of each of the options held by the Named Executive Officers exceeded the price of a share of the Company's Common Stock.

Compensation of Directors
-------------------------

     In Fiscal Year 1997, Directors who were full-time employees of the Company received no cash compensation for services rendered as members of the Board or committees thereof. Directors who were not full-time employees of the Company received reimbursement of out-of-pocket expenses for attendance at Board meetings. The Company maintains a Stock Option Plan for Non-Employee Directors, pursuant to which options to purchase an aggregate of 50,847 shares of Common Stock were issued during Fiscal Year 1997. Such options vest one year from the date of grant and contain exercise prices of between $3.125 and $5.00 per share. Non-Employee directors receive no other compensation for their services as directors.

     The Company entered into a Consulting Agreement with Eckardt C. Beck in March 1995, which was amended in February 1997 and August 1997. Pursuant to the Consulting Agreement, Mr. Beck has agreed to, among other things, assist the Company in strategic planning, business development, investor relations, fund raising and such other activities as shall be reasonably requested by the Board and within Mr. Beck's areas of expertise. Mr. Beck will receive a monthly salary of $8,000 pursuant to the Consulting Agreement until its expiration in August 2000.

Employment Contracts and Employment Termination Arrangements
------------------------------------------------------------

     William L. Amt is employed with the Company under a one-year employment agreement, which provides for automatic one-year renewal options unless contrary written notice is given by either party. Under the terms of the employment agreement, which includes confidentiality and non-competition provisions, Mr. Amt receives an annual salary of $160,000, subject to increase at the discretion of the Board of Directors. Mr. Amt will not receive an annual bonus or an incentive bonus, except as may be provided by the Board of Directors. Both the Company and Mr. Amt may terminate the employment agreement at any time by providing written notice to the other party. If the termination is initiated by the Company without cause, Mr. Amt is entitled to receive severance in the amount of one years' salary. Mr. Amt has also been granted incentive stock options to purchase 300,000 shares of Common Stock at an exercise price of $1.375 per share. Twenty percent (20%) of such options were vested immediately and twenty percent (20%) of such options will vest on the first, second, third and fourth anniversary of the date of issuance.

     Jack D. Hays, Jr. is employed with the Company under a one-year employment agreement, which provides for automatic one-year renewal options unless contrary written notice is given by either party. Under the terms of the employment agreement, which includes confidentiality and non-competition provisions, Mr. Hays receives an annual salary of $125,000, subject to increase at the discretion of the Board of Directors. Mr. Hays will not receive an annual bonus or an incentive bonus, except as may be provided by the Board of Directors. Both the Company and Mr. Hays may terminate the employment agreement at any time by providing written notice to the other party. If the termination is initiated by the Company without cause, Mr. Hays is entitled to receive severance in the amount of one years' salary. Mr. Hays has also been granted incentive stock options to purchase 100,000 shares of Common Stock at an exercise price of $1 5/8 per share. Twenty percent (20%) of such options were vested upon issuance and twenty percent (20%) of such options vest on the first, second, third and fourth anniversary of the date of issuance.

     Richard H. Hughes is employed with the Company under a one-year employment agreement, which provides for automatic one-year renewal options unless contrary written notice is given by either party. Under the terms of the employment agreement, which includes confidentiality and non-competition provisions, Mr. Hughes receives an annual salary of $90,000, subject to increase at the discretion of the Board of Directors. Mr. Hughes will not receive an annual bonus or an incentive bonus, except as may be provided by the Board of Directors. Both the Company and Mr. Hughes may terminate the employment agreement at any time by providing written notice to the other party. If the termination is initiated by the Company without cause, Mr. Hughes is entitled to receive severance in the amount of one years' salary. Mr. Hays has also been granted incentive stock options to purchase 75,000 shares of Common Stock at an exercise price of $1 5/8 per share. Twenty percent (20%) of such options were vested upon issuance and twenty percent (20%) of such options vest on the first, second, third and fourth anniversary of the date of issuance.

     In June 1997, the Company entered into a Consulting Agreement with Harvey Goldman, former Vice-Chairman, President and Chief Executive Officer of the Company, which terminates his prior employment agreement with the Company and contains mutual releases for any claims under such prior agreement. Mr. Goldman is entitled to receive a monthly consulting fee of $10,000 pursuant to the Consulting Agreement through June 1998. In the event that the Company fails to pay the consideration due under the Consulting Agreement, Mr. Goldman retains all rights that he had under his prior agreement with respect to termination.

                         PROPOSAL TO AMEND THE RESTATED
                          CERTIFICATE OF INCORPORATION

     Stockholders are being asked to consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000 to, among other things, reserve additional shares of Common Stock to provide for the conversion of the Convertible Preferred Stock (see "Certain Relationships and Related Transactions - Series A Convertible Preferred Stock"). In connection with the Company's Private Placement of Convertible Preferred Stock, the Company has agreed to issue to the holders of the Convertible Preferred Stock additional shares of such stock, equal to 0.25% of the shares of Convertible Preferred Stock then held by each holder, for each day the Company fails to authorize and reserve a sufficient number of shares of Common Stock to permit conversion in full of all shares of Convertible Preferred Stock following the 180th day after the final closing of the Private Placement. Such additional issuances would have a substantial dilutive effect to the holders of the Company's Common Stock. The final closing of the Private Placement has not yet occurred. An affirmative vote of the majority of Stockholders constituting a quorum is required to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The holders of the Convertible Preferred Stock, who collectively have the power to vote 3,316,000 shares of Common Stock, or 37.5% of the voting stock, have agreed to vote FOR this proposal to increase the number of authorized shares of Common Stock.

     Stockholders are being asked to consider and vote upon this proposal to increase the number of authorized shares of Common Stock also to: (i) reserve additional shares of Common Stock for issuance upon the exercise of stock options granted under the Company's 1994 Employee Stock Option Plan and Stock Option Plan for Non-Employee Directors; (ii) provide the Company with additional shares to issue under its 1996 Long-Term Employee Incentive Plan and (iii) provide the Company flexibility to undertake future financings or negotiate potential acquisition or partnering transactions although the Company has no definitive agreements relating to such transactions. The Board of Directors does not intend to solicit shareholder authorization for the issuance of such additional shares of Common Stock, unless required by applicable law or the requirements of Nasdaq. Of the 25,000,000 shares of Common Stock currently authorized, as of September 30, 1997, 5,539,745 shares were issued and outstanding and approximately 21,610,706 shares are subject to issuance upon the exercise outstanding options and warrants and the conversion of outstanding Convertible Preferred Stock.

     In  the  event  this  proposal  to  amend  the  Restated   Certificate   of
Incorporation of the Company, as amended, is not approved by the Stockholders, the Convertible Preferred Stock will continue to be outstanding.

     The rights of the Company's Stockholders will be affected by the increase in the number of shares of authorized Common Stock to the extent of the potential ownership dilution of the Company. Holders of Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law for this proposal.

     The Board Of Directors has approved and recommends a vote FOR the proposal to amend the Restated Certificate Of Incorporation, as amended.

                        PROPOSAL TO AMEND THE COMPANY'S
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

General
-------

     In June 1994, the Board of Directors adopted, and in April 1995 the stockholders of the Company approved, the Company's Stock Option Plan for Non-Employee Directors. The purpose of the Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock. The total number of shares which may be issued upon exercise of options granted pursuant to the Stock Option Plan for Non-Employee Directors is 100,000 shares.

     The Stock Option Plan for Non-Employee Directors is administered by the Board. Subject to the terms of the Stock Option Plan for Non-Employee Directors, the Board has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Stock Option Plan for Non-Employee Directors.

     Directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company (a "Non-Employee Director") are automatically participants in the Stock Option Plan for Non-Employee Directors.

     On October 15, 1996, the Board amended the Stock Option Plan for Non-Employee Directors to provide that grants of options to eligible directors shall be on a discretionary, rather than automatic basis. The price of shares that may be purchased upon exercise of an option is the fair market value of the Common Stock on the date of grant, as evidenced by the average of the high and low sales paces of Common Stock on such date as reported on the Nasdaq SmallCap Market or the closing price, if applicable, or the average of the last bid and asked prices on the date of the grant as reported on the Nasdaq SmallCap Market. If there is no public trading market for such shares, the fair value of such shares shall be determined in good faith by the Board. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution. The Stock Option Plan for Non-Employee Directors may be terminated at any time by the Board, but such action will not affect options previously granted pursuant thereto. Options granted under the Stock Option Plan for Non-Employee Directors vest one year after grant date and expire ten years after grant date.

     In the event of a Change in Control of the Company (as defined below), an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board. A Change in Control will be deemed to have occurred if (a) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or any sale of all, or substantially all, of the assets of the Company; (b) the stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (c) any person or entity becomes the beneficial owner of 50% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the relevant Non-Employee Director's termination as a director of the Company.

Previously  Granted  Options  Under  the  Stock  Option  Plan  for  Non-Employee
Directors
--------------------------------------------------------------------------------

     As of September 30, 1997, the Company had granted options to purchase an aggregate of 98,300 shares of Common Stock under the Stock Option Plan for Non-Employee Directors. The following table sets forth the options granted under such plan to all current directors, each of whom has been nominated for re-election, and all such directors as a group. At September 30, 1997, the only other Options granted under the Stock Option Plan for Non-Employee Directors were to former directors none of whom has been nominated for re-election.


                                                             Weighted Average
Name                                    Options Granted        Exercise Price
----                                    ---------------     -- --------------
Eckardt C. Beck..................           11,338                   $3.28
Peter H. Gardner.................           31,338                    2.38
Alexander P. Haig................            5,121                    3.17
Scott A. Katzmann................           31,338                    2.38
Irwin M. Rosenthal...............            5,121                    3.17
All current directors............           84,256                    2.60


     At September 30, 1997, the market value of the Company's Common Stock was $1.625.

Tax Consequences
----------------

     The options to be issued under the Stock Option Plan for Non-Employee Directors will receive no special tax treatment, but are instead taxed pursuant to Section 83 of the Code. Under the provisions of that Section and the related regulations, if an option is granted to an employee or director in connection with the performance of services and the option itself has a "readily ascertainable fair market value" at the time of the grant, the employee or director will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, an option generally has "readily ascertainable fair market value" only when the option is actively traded on an established market and/or when certain requirements are met.

     If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the option is exercised, and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the option.

     If an option is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised. If the shares are disposed of more than 18 months after the option is exercised, the optionee should qualify for a further reduction in the applicable tax rate for long-term capital gains.

     If an option is taxed at the time of grant and expires or lapses without being exercised, it is treated in the same manner as the lapse of an investment option. The lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option.

     If an option is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Stock Option Plan for Non-Employee Directors and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Stock Option Plan for Non-Employee Directors.

Proposed Amendment
------------------

     As of September 30, 1997, the Company had options to purchase an aggregate of 98,330 shares of Common Stock outstanding under the Stock Option Plan for Non-Employee Directors, all of which had exercise prices ranging from $1.875 to $5.00. By this proposal, the Company seeks to increase the number of shares available for issuance under the Stock Option Plan for Non-Employee Directors from 100,000 to 250,000 shares.

     This proposal is not required to be submitted to security holders to be adopted by the Company. However, the NASD has adopted new corporate governance rules for Nasdaq SmallCap issuers which will soon require proposals similar to this proposal to be submitted for stockholder approval. Accordingly, the Company is voluntarily seeking stockholder approval for this proposal in anticipation of the new requirements. The Board believes that this amendment provides an important inducement to recruit and retain experienced and knowledgeable independent directors for the benefit of the Company and its stockholders. If this proposal is not adopted by the stockholders, the Company will not amend the Stock Option Plan for Non-Employee Directors and would be forced to seek other alternatives, which may or may not be available, to effectively recruit and retain qualified directors.

     The Board Of Directors unanimously recommends a vote FOR the approval of the Amendment.

                  PROPOSAL TO RATIFY THE SELECTION OF AUDITORS

     The Board has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1998. Ernst & Young LLP has served as the Company's auditors since 1994. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board may consider selection of other independent auditors, but no assurances can be made that the Board will do so or that any other independent auditors would be willing to serve. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to ratify the selection of auditors.

     The Board unanimously recommends a vote FOR ratification of this selection.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who are beneficial owners of ten percent or more of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Such officers, directors and beneficial owners are required by applicable regulations to provide to the Company copies of all forms they file under Section 16(a).

     Based solely upon a review of the copies of forms furnished to the Company, and written representations from certain reporting persons, the Company believes that during the fiscal year ended June 30, 1997, all filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with except that Donald R. Kendall, Jr., a former director of the Company, filed a Form 5 on August 25, 1997 which was required to be filed on August 14, 1997.

                             STOCKHOLDER PROPOSALS

     It is presently contemplated that the 1998 Annual Meeting of Stockholders will be held on or about November 1, 1998. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than June 30, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                           EXPENSES AND SOLICITATION

     The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of Common Stock, and the Company will reimburse them for their expenses.

     The Company will provide without charge to each person being solicited by this Proxy Statement, upon written request, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, filed with the Securities and Exchange Commission. All such requests should be directed to, Conversion Technologies International, Inc., 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817.


                                          By Order of the Board of Directors
                                          Eckardt C. Beck
                                          Chairman of the Board
Orlando, Florida
October [[DAY]], 1997

                  CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned  hereby constitutes and appoints Richard H. Hughes and Jack
D. Hays, Jr., and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Conversion Technologies International, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on November 19, 1997 at the Company at 3452 Lake Lynda Drive, Suite 280, Orlando, Florida 32817 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.

1.    ELECTION OF DIRECTORS.
      Nominees:   William L. Amt, Eckardt C. Beck, Douglas M. Costle., Scott
                  A. Katzmann, Peter H. Gardner, Alexander P. Haig, Stephen
                  D. Fish, and Irwin M. Rosenthal.

(Mark one only)

VOTE FOR all the nominees listed above; except vote withheld from the following nominees (if any).
                                         ---------


--------------------------------------------------------------------------------
VOTE WITHHELD from all nominees.

                                         ---------

2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FROM 25,000,000 TO 40,000,000 SHARES.

FOR                           AGAINST                       ABSTAIN
    ------                            ------                        ------


3. APPROVAL FOR PROPOSAL TO AMEND THE COMPANY'S 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (THE "PLAN") TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 100,000 TO 250,000 SHARES.

FOR                           AGAINST                       ABSTAIN
    ------                            ------                        ------


                  (continued and to be signed on reverse side)

4. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING JUNE 30, 1998.

FOR                           AGAINST                       ABSTAIN
    ------                            ------                        ------


5. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

Dated:                                    This proxy must be signed
      ------------------------            exactly as the name appears
                                          hereon.  When shares are held
                                          by joint tenants, both should
------------------------------            sign.  If the signer is a
Signature of Stockholder                  corporation, please sign full
                                          corporate name by duly
                                          authorized officer, giving full
------------------------------            title as such.  If a
Signature of Stockholder if held jointly  partnership, please sign in partnership name by authorized
                                          person.


I will            will not          attend the
       ----                ----     Meeting.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                  CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                         AMENDED 1994 STOCK OPTION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS
                             ----------------------



1.   PURPOSE
     -------

     The purpose of the CONVERSION TECHNOLOGIES INTERNATIONAL, INC. 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Plan") is to attract and retain the services of experienced and knowledgeable independent directors of CONVERSION TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (the "Company"), for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Class A Common Stock, $.001 par value (the "Common Stock").

2.   SHARES SUBJECT TO THE PLAN
     --------------------------

     The total number of shares (the "Shares") of Common Stock of the Company for which options may be granted under the Plan shall not exceed 250,000 in the aggregate, subject to adjustment in accordance with Section 12 hereof. Within the foregoing limitations, Shares for which options have been granted pursuant to the Plan but which options have lapsed or otherwise terminated shall become available for the grant of additional options.

3.   ADMINISTRATION OF PLAN
     ----------------------

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the power to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

4.   ELIGIBILITY; GRANT OF OPTION
     ----------------------------

     Subject to the provisions of the Plan, options may be granted under the Plan at any time and from time to time, and the Board shall have plenary authority, in its discretion, to determine:

          (i) the Participants (as defined below) to whom options shall be granted;

          (ii) the time or times at which options shall be granted;

          (iii) the number of shares subject to each option;

          (iv) the exercise price of the shares subject to each option, which price shall not be less than the minimum specified in Section 6; and

          (v) the time or times when each option shall become exercisable and the duration of the exercise period.

     Each director of the Company who is not, and during the immediately preceding 12-month period has not been, an officer or employee of the Company or any subsidiary of the Company shall be deemed to be a participant in the Plan (each, a "Participant").

5.   OPTION AGREEMENT
     ----------------

     Each option granted under the Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the Participant to whom such option is granted, which Agreements may but need not be identical and which shall (i) comply with and be subject to the terms and conditions of the Plan and (ii) provide that the Participant agrees to continue to serve as a director of the Company during the term for which he or she was elected. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board. No option shall be deemed granted within the meaning of the Plan and no purported grant of any option shall be effective, until such Agreement shall have been duly executed on behalf of the Company and the Participant to whom the option is to be granted.

6.   OPTION EXERCISE PRICE
     ---------------------

     The option exercise price per Share for an option granted under the Plan shall be the Fair Market Value (as hereinafter defined) of the Common Stock on the date on which such option is granted or, if such date is not a business day on which the Common Stock is traded, the next immediately preceding trading day (the "Pricing Date"). For purposes hereof, the Fair Market Value of the Common Stock shall be equal to:

     (a) If such shares are publicly traded, (i) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices on the date of grant or, if such date is not a business day on which shares are traded, the next immediately preceding trading day, or (ii) the closing price, if applicable, or the average of the last bid and asked prices on the date of grant or, if such date is not a business day on which shares are traded, the next immediately preceding trading day, in the over-the-counter market as reported by NASDAQ; or

     (b) if there is no public trading market for such shares, the fair value of such shares on the date of grant as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

     Anything contained in the Plan to the contrary notwithstanding, all determinations pursuant to Section 6(b) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

7.   TIME AND MANNER OF EXERCISE OF OPTION
     -------------------------------------

     (a) Options granted under the Plan shall become exercisable in full on the first anniversary of the date of the grant.

     (b) To the extent that the right to exercise an option has accrued and is in effect, the option may be exercised from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares.

     (c) Upon exercise of the option, delivery of a certificate for fully paid and non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the option as soon as practicable (but in no event more than 30 days) after the date of receipt of the notice of exercise by the Company, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

8.   TERM OF OPTIONS
     ---------------

     Each option shall expire ten years from the date of the granting thereof, but shall be subject to earlier termination as follows:

     (a) In the event of the death of a Participant, the option granted to such Participant may be exercised, to the extent exercisable on the date of death pursuant to Section 7(a), by the estate of such Participant, or by any person or persons who acquired the right to exercise such option by will or by the laws of descent and distribution. Such option may be exercised at any time within 90 days after the date of death of such Participant or prior to the date on which the option expires by its terms, whichever is earlier.

     (b) In the event that a Participant ceases to be a director of the Company, other than by reason of his or her death, the option granted to such Participant may be exercised, to the extent exercisable on the date the Participant ceases to be a director, for a period of 30 days after such date, or prior to the date on which the option expires by its terms, whichever is earlier.

9.   MERGER, CONSOLIDATION, SALE OF ASSETS, ETC., RESULTING
     -------------------------------------------------------
     IN A CHANGE OF CONTROL
     ----------------------

     (a) In the event of a Change in Control (as hereinafter defined), notwithstanding the provisions of Sections 7(a) and 8, an option granted to a Participant shall become fully exercisable if, within one year of such Change in Control, such Participant shall cease for any reason to be a member of the Board. For purposes hereof, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving Company or pursuant to which shares of the common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (b) Any exercise of an option permitted pursuant to Section 9(a) shall be made within 180 days of the related Participant's termination as a director of the Company.

10.  OPTIONS NOT TRANSFERABLE
     ------------------------

     The right of any Participant to exercise an option granted to him or her under the Plan shall not be assignable or transferable by such Participant, other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Participant only by him or her.

11.  NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE
     ---------------------------------------

     Neither the recipient of an option under the Plan nor his or her successors in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
     ------------------------------------------

     In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, appropriate adjustment shall be made in the number and kind of shares subject to and reserved for issuance or transfer under the Plan and as to which outstanding options (or portions thereof then unexercised) shall be exercisable, to the end that the proportionate interest of Participants and prospective Participants, with respect to options theretofore granted and to be granted, shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options, but with a corresponding adjustment in the option price per share.

13.  RESTRICTIONS ON ISSUE OF SHARES
     -------------------------------

     Anything in this Plan to the contrary notwithstanding, the Company may delay the issuance of Shares covered by the exercise of any option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

     (a) the Shares with respect to which an option has been exercised are at the time of the issue or transfer of such Shares effectively registered under applicable Federal securities laws now in force or hereafter amended; or

     (b) counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from the registration under applicable Federal securities laws now in force or hereafter amended.

It is intended that all exercises of options shall be effective. Accordingly, the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issuance or transfer from the Company's treasury of Shares in respect of which any option may be exercised.

14.  PURCHASE FOR INVESTMENT
     -----------------------

     Unless the Shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue or transfer any Shares covered by any option unless the person or persons who exercise such option, in whole or in part, shall give a written representation and undertaking to the Company, which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Shares issued or transferred to him or her pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution for any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if Shares are issued or transferred without such registration a legend to this effect may be endorsed upon the certificates representing the Shares.

15.  EFFECTIVE DATE
     --------------

     The effective date (the "Effective Date") of this Plan shall be the date which is the later of (i) the date on which the Plan is approved by the stockholders of the Company and (ii) the date on which the initial public offering of the Common Stock of the Company is consummated.

16.  EXPENSES OF THE PLAN
     --------------------

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Company and none of such expenses shall be charged to any Participant.

17.  TERMINATION AND AMENDMENT OF PLAN
     ---------------------------------

     Unless sooner terminated as herein provided, the Plan shall terminate ten years from the Effective Date. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder; and provided further, however, that, except as provided in Section 12, the Board may not, without the approval of a majority of the stockholders of the Company increase the maximum aggregate number of shares for which options may be granted under the Plan or the number of Shares for which an option may be granted to any Participant. Termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an option previously granted to him or her.


As adopted by the Board of Directors of CONVERSION TECHNOLOGIES INTERNATIONAL, INC. on June 8, 1994, revised to reflect increase in shares of Common Stock subject to the Plan as a result of a four-for-one stock split.